EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement No.'s 33-85766, 33-93100 and 33-37641 of Micro Component Technology, Inc. of our report dated August 17, 1999 (September 18, 1999 as to the second paragraph of Note 11), on the consolidated financial statements of Micro Component Technology, Inc. appearing in this Annual Report on Form 10-K of Micro Component Technology, Inc. for the year ended June 26, 1999.




September 21, 1999
Minneapolis, Minnesota